Exhibit 19 under Form N-1A
                              Exhibit 24 under Item 601/Reg. S-K


                             POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of MUNICIPAL SECURITIES INCOME TRUST and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE



/s/ John F. Donahue           Chairman and TrusteeSeptember 10, 1996
John F. Donahue               (Chief Executive Officer)



/s/ Richard B. Fisher         President        September 10, 1996
Richard B. Fisher



/s/ J. Christopher Donahue    Executive Vice   September 10, 1996
J. Christopher Donahue        President and Trustee



/s/ John W. McGonigle         Treasurer and    September 10, 1996
John W. McGonigle             Executive Vice President
                              (Principal Financial
                               and Accounting Officer)



/s/ Thomas G. Bigley          Trustee          September 10, 1996
Thomas G. Bigley



/s/ John T. Conroy, Jr.       Trustee          September 10, 1996
John T. Conroy, Jr.



SIGNATURES                    TITLE                          DATE


/s/ William J. Copeland       Trustee          September 10, 1996
William J. Copeland



/s/ James E. Dowd             Trustee          September 10, 1996
James E. Dowd



/s/ Lawrence D. Ellis, M.D.   Trustee          September 10, 1996
Lawrence D. Ellis, M.D.



/s/ Edward L. Flaherty, Jr.   Trustee          September 10, 1996
Edward L. Flaherty, Jr.



/s/ Peter E. Madden           Trustee          September 10, 1996
Peter E. Madden



/s/ Gregor F. Meyer           Trustee          September 10, 1996
Gregor F. Meyer
/s/ John E. Murray, Jr.       Trustee          September 10, 1996
John E. Murray, Jr.



/s/ Wesley W. Posvar          Trustee          September 10, 1996
Wesley W. Posvar



/s/ Marjorie P. Smuts         Trustee          September 10, 1996
Marjorie P. Smuts



Sworn to and subscribed before me this  10th             day of September
                                     , 1996



/s/ Marie M. Hamm
Marie M. Hamm


Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Allegheny County
My Commission Expires Sept. 16, 1996
Member, Pennsylvania Association of Notaries